UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 30, 2016

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2016, Lennox International Inc. (the “Company”) entered into a Sixth Amended and Restated Credit Facility Agreement (the “Amended Credit Agreement”) with JPMorgan Chase Bank, National Association, as administrative agent, and the other lenders party thereto. The Credit Agreement replaces the Company’s previous credit agreement, the Fifth Amended and Restated Revolving Credit Facility Agreement dated as of November 13, 2014 among the Company, JPMorgan Chase Bank, National Association, as administrative agent, and the other lenders named therein.

The Amended Credit Agreement provides for an unsecured $650 million revolving credit facility that matures on August 30, 2021 and an unsecured $250 million term loan facility that also matures on August 30, 2021 and requires quarterly principal repayments of $7.5 million beginning March 31, 2017. The revolving credit facility portion includes a subfacility for swingline loans of up to $65 million and provides for the issuance of letters of credit up to $100 million. At the Company’s request and subject to certain conditions, the revolving and term loan commitments under the Amended Credit Agreement may be increased by up to a total of $350 million to the extent that existing or new lenders agree to provide such additional commitments.

The revolving and term loans under the Amended Credit Agreement are either ABR (Alternative Base Rate) Loans or Eurodollar Loans. ABR Loans bear interest at the Alternate Base Rate plus the Applicable Rate. The Alternate Base Rate is a rate per annum effective for the applicable day or interest period equal to the greatest of (a) the Prime Rate then in effect, (b) the Overnight Bank Funding Rate then in effect (or in effect on the immediately preceding Business Day) plus 0.5%, (c) the Federal Funds Effective Rate then in effect plus 0.5% and (d) the LIBO Rate (London interbank offered rate, as administered) for the applicable interest period at 11 a.m. London time, plus 1.0%. Eurodollar Loans bear interest at the Adjusted LIBO Rate (as defined below) for the applicable interest period plus the Applicable Rate. The Adjusted LIBO Rate is a rate per annum for the applicable interest period equal to (a) the LIBO Rate for such interest period or, with respect to the determination of the Alternate Base Rate and the Eurodollar Daily Floating Rate, for a one month interest period multiplied by (b) the Statutory Reserve Rate. The Applicable Rate to be used in these calculations is based on Moody’s, S&P’s and Fitch’s ratings for the Company’s senior, unsecured, long-term indebtedness for borrowed money and ranges from 0.75% to 0.00% for ABR Loans and from 1.75% to 1.00% for Eurodollar Loans. The commitment fees payable under the Amended Credit Agreement are also based on these ratings. The Company may prepay the loans at any time without premium or penalty, subject to certain limitations, other than customary breakage costs in the case of Eurodollar loans.

The Amended Credit Agreement contains several customary covenants applicable to the Company and its subsidiaries including, but not limited to, limitations on indebtedness, liens, loans and advances, affiliate transactions, dividends, repurchases, mergers, investments, acquisitions and sales. In addition, the Amended Credit Agreement contains financial covenants requiring the Company to maintain, as of the last day of each fiscal quarter for the four prior completed fiscal quarters, a leverage ratio of consolidated Total Indebtedness to Adjusted EBITDA of no more than 3.50 to 1.00 and requiring the Company and its subsidiaries to maintain a consolidated interest coverage ratio of EBITDA to Interest Expense (net of total interest received) of at least 3.00 to 1.00. The Amended Credit Agreement is subject to customary events of default, including, but not limited to, non-payment of principal or other amounts under the Amended Credit Agreement, material inaccuracy of representations and warranties, breach of covenants, cross-default to other Material Indebtedness (as defined below), certain voluntary and involuntary bankruptcy events, and the occurrence of a change of control.

A cross default under the Amended Credit Agreement could occur if the Company or its subsidiaries fail to make payments when due on other indebtedness, receivables securitizations or swap agreements of more than $75 million in principal amount (“Material Indebtedness”) or fail to comply with other provisions of the Material Indebtedness or any other condition exists which would permit the holders of the Material Indebtedness or their trustee to declare the Material Indebtedness due prior to its scheduled maturity.

Each of the Company’s other major debt agreements also contains a cross default provision. If a cross default under the Amended Credit Agreement or the Company’s senior unsecured notes due 2017, lease for its Richardson, Texas headquarters or asset securitization program were to occur, it could have a wider impact on the Company’s liquidity than might otherwise occur from a default of a single debt instrument or lease commitment.

If any event of default occurs and is continuing, lenders with a majority of the aggregate commitments and exposures may require the administrative agent to terminate the Company’s right to borrow revolving loans under the Amended Credit Agreement and declare all amounts owed to be due in whole or in part (except for a bankruptcy event of default), in which case such amounts will automatically become due and payable and the lenders’ commitments to make revolving loans will automatically terminate.

The Company’s obligations under the Amended Credit Agreement are required to be guaranteed by certain of its material domestic subsidiaries. The initial subsidiary guarantors are Allied Air Enterprises LLC, Advanced Distributor Products LLC, Heatcraft Inc., Heatcraft Refrigeration Products LLC, Lennox Global Ltd., Lennox Industries Inc., LGL Australia (US) Inc., LGL Europe Holding Co. and Lennox National Account Services LLC.

A copy of the Amended Credit Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Sixth Amended and Restated Credit Facility Agreement dated as of August 30, 2016, among Lennox International Inc., a Delaware corporation, the Lenders party thereto, and JPMorgan Chase Bank, National Association, as Administrative Agent (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: September 2, 2016

By:	/s/ James Markey
Name:	James Markey
Title:	Chief Counsel, Corporate, SEC and Sourcing and Assistant Secretary

Exhibit Index

EXHIBIT NUMBER	DESCRIPTION

10.1	Sixth Amended and Restated Credit Facility Agreement dated as of August 30, 2016, among Lennox International Inc., a Delaware corporation, the Lenders party thereto, and JPMorgan Chase Bank, National Association, as Administrative Agent (filed herewith).

4